UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2015, the Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) appointed the following two independent directors to fill vacant directorships on the Board as a result of previously disclosed departures, effective September 1, 2015:

(1) Phyllis Lockett, President and Chief Executive Officer of LEAP Innovations will complete an existing term which expires December 31, 2015.

(2) Charles D. Young, Chief Operating Officer of Starwood Waypoint Residential Trust will complete an existing term which expires December 31, 2016.

The Board has not yet assigned these new directors to serve on any committees.

The Bank will compensate these new directors in accordance with the Bank’s 2015 Board of Directors Compensation Policy, which was filed as Exhibit 10.17 to the Bank’s 2014 Form 10-K.

The Bank has not engaged in any transactions with these new independent directors or any member of their immediate families that require disclosure under applicable rules and regulations.

The appointments took place in accordance with the rules governing the election of Bank directors and appointment of director vacancies, as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. For more information on the required qualifications for independent directors, see “Nomination of Independent Directors” in the Bank’s 2014 Form 10-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: August 25, 2015	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary